                                                                      EXHIBIT 11

                           CHARTER ONE FINANCIAL, INC.
                        COMPUTATION OF PER SHARE EARNINGS


                                                        THREE MONTHS ENDED JUNE 30,     SIX MONTHS ENDED JUNE 30,
                                                        ----------------------------   ---------------------------
                                                            1998           1997            1998           1997
                                                            ----           ----            ----           ----
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
BASIC EARNINGS PER SHARE(1):
  Weighted average number of common
    shares outstanding................................    128,105,248    124,833,976    128,005,966    125,212,660
                                                        =============  =============   ============   ============

Net income............................................ $       68,361         54,988        131,894        106,871
                                                        =============  =============   ============   ============
Basic earnings per share.............................. $          .53            .44           1.03            .85
                                                        =============  =============   ============   ============

DILUTED EARNINGS PER SHARE(1):
  Weighted average number of common shares
   outstanding........................................    128,105,248    124,833,976    128,005,966    125,212,660
  Add common stock equivalents for shares
   issuable under Stock Option Plan...................      4,215,716      3,357,852      3,947,571      3,388,246
                                                        -------------  -------------   ------------   ------------
      Weighted average number of common and
      common equivalent shares outstanding............    132,320,964    128,191,828    131,953,537    128,600,906
                                                        =============  =============   ============   ============

Net income............................................ $       68,361         54,988        131,894        106,871
                                                        =============  =============   ============   ============
Diluted earnings per share............................ $          .52            .43           1.00            .83
                                                        =============  =============   ============   ============

---------------------------

(1) Restated to reflect the 2-for-1 stock split issued on May 20, 1998.



                                       24